Exhibit H

[LETTERHEAD OF MINISTRY OF ECONOMY AND FINANCE]

November 12, 2009

CONSENT

I, Alberto Vallarino Clément, Minister of Economy and Finance of the Republic of Panama, hereby consent to the reference to my name, in my official capacity, as the Minister of Economy and Finance under the caption “Official Statements” in the Prospectus included in this Registration Statement of the Republic of Panama filed with the United States Securities and Exchange Commission.

/s/ ALBERTO VALLARINO CLÉMENT
Alberto Vallarino Clément
Minister of Economy and Finance of the Republic of Panama